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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT
 AND REPORT ON SCHEDULE

Board of Directors
Carson, Inc.
Savannah, Georgia

We consent to the use in this Registration Statement of Carson, Inc. (the "Company") on Form S-1 of our report with respect to Aminco, Inc. dated August 2, 1996 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audit of the consolidated financial statements of Aminco, Inc. for the period from April 1, 1995 to August 22, 1995 referred to in our aforementioned report also included the financial statement schedule of Aminco, Inc. for the period from April 1, 1995 to August 22, 1995, listed in Item 16. This financial statement schedule is the responsiblity of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.




DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 20, 1996